Exhibit 22

List of Guarantor Subsidiaries of MGM Resorts International
As of December 31, 2025 the subsidiaries of MGM Resorts International (the “Company”) listed below have fully and unconditionally guaranteed the Company’s (i) 4.625% senior notes due 2026, (ii) 5.500% senior notes due 2027, (iii) 4.75% senior notes due 2028, (iv) 6.125% senior notes due 2029, and (v) 6.500% senior notes due 2032 (collectively, the “MGM Notes”). In addition, Mandalay Resort Group, LLC, a wholly owned subsidiary of the Company, is the issuer of 7.0% Debentures due 2036 (the “Mandalay Notes”), and the Company and the other subsidiaries listed below are guarantors of the Mandalay Notes.

Name of Subsidiary	Issuer/Guarantor Status
550 Leasing Company II, LLC	(1)
AC Holding Corp. II	(1)
Arena Land Holdings, LLC	(1)
Aria Resort & Casino Holdings, LLC	(1)
Aria Resort & Casino, LLC	(1)
Beau Rivage Resorts, LLC	(1)
Bellagio, LLC	(1)
Cedar Downs OTB, LLC	(1)
Circus Circus Casinos, Inc.	(1)
Circus Circus Holdings, Inc.	(1)
CityCenter Boutique Hotel Holdings, LLC	(1)
CityCenter Boutique Residential Development, LLC	(1)
CityCenter Facilities Management, LLC	(1)
CityCenter Holdings, LLC	(1)
CityCenter Land, LLC	(1)
CityCenter Realty Corporation	(1)
CityCenter Retail Holdings, LLC	(1)
CityCenter Retail Holdings Management, LLC	(1)
CityCenter Vdara Development, LLC	(1)
CityCenter Veer Towers Development, LLC	(1)
Destron, Inc.	(1)
Grand Garden Arena Management, LLC	(1)
Grand Laundry, Inc.	(1)
Las Vegas Arena Management, LLC	(1)
LV Concrete Corp.	(1)
MAC, CORP.	(1)
Mandalay Bay, LLC	(1)
Mandalay Employment, LLC	(1)
Mandalay Place, LLC	(1)
Mandalay Resort Group, LLC	(2)
Marina District Development Company, LLC	(1)
Marina District Development Holding Co., LLC	(1)
Marina Equipment Leasing, LLC	(1)
Metropolitan Marketing, LLC	(1)
MGM CC, LLC	(1)
MGM CC Holdings, Inc.	(1)
MGM Dev, LLC	(1)
MGM Detroit Holdings, LLC	(1)
MGM Grand Hotel, LLC	(1)

41086.01500

MGM Hospitality, LLC	(1)
MGM International, LLC	(1)
MGM Lessee, LLC	(1)
MGM Lessee II, LLC	(1)
MGM Lessee III, LLC	(1)
MGM MA Sub, LLC	(1)
MGM Public Policy, LLC	(1)
MGM Resorts Advertising, Inc.	(1)
MGM Resorts Arena Holdings, LLC	(1)
MGM Resorts Aviation Corp.	(1)
MGM Resorts Corporate Services	(1)
MGM Resorts Design & Development	(1)
MGM Resorts Development, LLC	(1)
MGM Resorts Festival Grounds, LLC	(1)
MGM Resorts Festival Grounds II, LLC	(1)
MGM Resorts Global Development, LLC	(1)
MGM Resorts Interactive, LLC	(1)
MGM Resorts International Marketing, Inc.	(1)
MGM Resorts International Operations, Inc.	(1)
MGM Resorts Land Holdings, LLC	(1)
MGM Resorts Land Holdings II, LLC	(1)
MGM Resorts Manufacturing Corp.	(1)
MGM Resorts Regional Operations, LLC	(1)
MGM Resorts Retail	(1)
MGM Resorts Satellite, LLC	(1)
MGM Resorts Sub 1, LLC	(1)
MGM Resorts Venue Management, LLC	(1)
MGM US IP, LLC	(1)
MGM US IP Holdings, LLC	(1)
MGM Yonkers, Inc.	(1)
MH, Inc.	(1)
Mirage Laundry Services Corp.	(1)
Mirage Resorts, LLC	(1)
MMNY Land Company, Inc.	(1)
Nevada Property 1 LLC	(1)
Nevada Restaurant Venture 1 LLC	(1)
Nevada Retail Venture 1 LLC	(1)
New Castle, LLC	(1)
New York-New York Hotel & Casino, LLC	(1)
New York-New York Tower, LLC	(1)
Northfield Park Associates LLC	(1)
Park District Holdings, LLC	(1)
Park MGM, LLC	(1)
Park Theater, LLC	(1)
Project CC, LLC	(1)
Ramparts, LLC	(1)
Signature Tower I, LLC	(1)
Signature Tower 2, LLC	(1)
Signature Tower 3, LLC	(1)
The Signature Condominiums, LLC	(1)

41086.01500

Tower B, LLC	(1)
Tower C, LLC	(1)
Vdara Condo Hotel, LLC	(1)
Vendido, LLC	(1)
VidiAd	(1)
Vintage Land Holdings, LLC	(1)
_______________________________
(1)    Guarantor of the MGM Notes and the Mandalay Notes.
(2)    Issuer of the Mandalay Notes and guarantor of the MGM Notes.

41086.01500